SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X  ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

         [X]   Preliminary Proxy Statement
         [ ]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                 THINKPATH INC.
                (Name of Registrant as specified in its charter)



      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required
         [ ] $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act
             Rules 14a-6(i)(4) and 0-11.

             (1) Title of each class of securities to which transaction applies:
             (2)  Aggregate number of securities to which transaction applies:
             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (A)
             (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)  Amount Previously Paid:
             (2)  Form, Schedule or Registration Statement No.:
             (3)  Filing Party:
             (4)  Date Filed:

                                 THINKPATH INC.
                             201 WESTCREEK BOULEVARD
                        BRAMPTON, ONTARIO, CANADA L6T 5S6
                                  -------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER ##, 2003

TO THE SHAREHOLDERS OF THINKPATH INC.:

         NOTICE IS HEREBY GIVEN, that the Annual Meeting and Special Meeting (the "Meeting") of shareholders of Thinkpath Inc. (the "Company") will be held at 10:00 A.M. on October 2, 2003 at the Company's executive offices located at 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6, for the following purposes:

1.       To elect the Board of Directors of the Company for the ensuing year;

2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year;

3. To ratify the adoption of the Company's 2003 Stock Option Plan, a copy of which being attached hereto as Exhibit A;

4. To vote upon the proposal to amend the Company's Articles of Incorporation to increase the authorized number of the shares of the Company's common stock from 800,000,000 to an unlimited number in the form of special resolution being attached hereto as Exhibit B; and

5. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.


         Shareholders of record at the close of business on August 22, 2003 are entitled to notice of and to vote at the Meeting.

         In order to ensure a quorum, it is important that the shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If a shareholder attends the Meeting and prefers to vote in person, such shareholder can revoke such shareholder's proxy.

         In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

By Order of the Board of Directors, August 22, 2003
/s/ Declan A. French
Chairman of the Board of Directors

                                 THINKPATH INC.

                             201 WESTCREEK BOULEVARD
                        BRAMPTON, ONTARIO, CANADA L6T 5S6
                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 1, 2003

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Thinkpath Inc. (the "Company") for use at the Annual Meeting and Special Meeting (the "Meeting") of shareholders of the Company to be held on October 1, 2003 at 10:00 A.M. at the Company's executive offices located at 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the shareholders on or about September __, 2003.

         In addition, please note that abstentions and broker non-votes are included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

         Please note that all references to dollar amounts in this Proxy, unless otherwise indicated, are to United States dollars.


                             OWNERSHIP OF SECURITIES

         Only shareholders of record at the close of business on August 22, 2003, the date fixed by the Board of Directors in accordance with the Company's By-Laws (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date there were 556,001,668 issued and outstanding shares of the Company's common stock.

         Each outstanding share of common stock is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the Meeting.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth, as of August 22, 2003, the names and beneficial ownership of the Company's common stock beneficially owned, directly or indirectly, by: (i) each person who is a director or executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) all holders of 5% or more of the outstanding shares of the common stock of the Company:


Name and Address of                Amount and Nature of     Percentage of Shares
Beneficial Owner (1)              Beneficial Ownership (2)      Outstanding



Declan A. French                           13,338,229  (3)             2%
Kelly Hankinson                               180,167  (4)              *
John Dunne                                     41,424  (5)              *
Lloyd MacLean                                    --                     *
Arthur S. Marcus                               30,500  (6)              *
Alpha Capital                              27,244,082  (7)           4.9%
Bristol Investment Fund                    27,244,082  (8)           4.9%
Camden International                       27,244,082  (9)           4.9%

All Directors and Officers as a
Group (6 persons) (3 - 7)                  13,590,320                  2%


 * Less than 1%.

(1) Except as set forth above, the address of each individual is 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6

(2) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books. We have been informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of August 22, 2003, or 556,001,668 shares, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 101,333 shares of common stock issuable upon the exercise of options granted to Declan A. French that are currently exercisable or exercisable within the next 60 days. Also includes 1,647,103 shares of common stock issued to Declan A. French as a bonus pursuant to his employment agreement and 11,589,793 shares of common stock issued to Declan A. French pursuant to an amendment of his employment agreement dated January 27, 2003.

(4) Includes 1,333 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(5) Includes 1,333 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(6) Includes 27,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days. Excludes 347,902 shares of common stock issued in the name of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our United States legal counsel, of which Mr. Marcus is a partner.

(7) Includes 20,971,387 shares of common stock issuable upon the exercise of warrants and 6,272,695 shares issued on the conversion of Series C 7% Preferred Shares. Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include up to 6,171,470 of warrants that may be exercised upon 60 days prior notice or shares of common stock issuable upon the conversion of $380,000 principal amount convertible debentures.

(8) Includes 221,762,019 shares of common stock issuable upon the exercise of warrants. Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include up to 194,517,937 of warrants that may be exercised upon 60 days prior notice or shares of common stock issuable upon the conversion of $377,800 principal amount convertible debentures.

(9) Includes 72,285,714 shares of common stock issuable upon the exercise of warrants. Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include up to 45,041,632 of warrants that may be exercised upon 60 days prior notice or shares of common stock issuable upon the conversion of $465,000 principal amount convertible debentures.




                                      Number of securities to         Weighted-average        Number of securities
                                      be issued upon exercise        exercise price of         remaining available
                                      of outstanding options,       outstanding options,       for future issuance
                                        warrants and rights         warrants and rights           under equity
                                                                                               compensation plans
--------------------------------------------------------------------------------------------------------------------------------
  Equity compensation plans                 1,110,492                    1.80                        6,876,000
  approved by security holders
--------------------------------------------------------------------------------------------------------------------------------
  Equity compensation plans not
  approved by security holders              --                           --                          --
--------------------------------------------------------------------------------------------------------------------------------
  Total                                     1,110,492                    1.80                        6,876,000

--------------------------------------------------------------------------------------------------------------------------------

                            DESCRIPTION OF SECURITIES

         The Company's total authorized capital stock currently consists of 800,000,000 shares of common stock, with no par value, and 1,000,000 shares of preferred stock, with no par value per share. The following descriptions contain all material terms and features of the Company's securities and are qualified in all respects by reference to the Company's Articles of Incorporation and Bylaws, each as amended.

COMMON STOCK

         The Company is currently authorized to issue up to 800,000,000 shares of common stock, no par value per share, of which as of August 22, 2003, 556,001,668 shares of common stock are outstanding, excluding the shares of common stock to be issued (i) upon conversion of the 12% Senior Secured Convertible Debentures, and (ii) upon the exercise of all outstanding warrants and options. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the conversion of the outstanding shares of 12% Senior Secured Convertible Debenture, and the exercise of outstanding warrants and options (assuming the approval of Proposal 1), validly authorized and issued, fully paid, and non-assessable.

         The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably dividends as may be declared by the Company's Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.

         Pursuant to the Business Corporation Act, Ontario, a shareholder of an Ontario Corporation has the right to have the corporation pay the shareholder the fair market value for his shares of the corporation in the event such shareholder dissents to certain actions taken by the corporation, such as amalgamation or the sale of all or substantially all of the assets of the corporation and such shareholder follows the procedures set forth in the Business Corporation Act, Ontario.

PREFERRED STOCK

         The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, the Company's Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

SERIES A 8% CONVERTIBLE PREFERRED STOCK

         There were 17,500 shares of Series A 8% Convertible Preferred Stock authorized and issued, none of which remain outstanding.

SERIES B 8% CONVERTIBLE PREFERRED STOCK

         There were 1,500 shares of Series B 8% Convertible Preferred Stock authorized and issued, none of which remain outstanding.

SERIES C 7% CONVERTIBLE PREFERRED STOCK

               Pursuant to a share purchase agreement dated April 18, 2001, (the "Series C Preferred Stock Purchase Agreement") as amended on June 6, 2001, the Company issued 1,230 shares of Series C 7% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). Each share of Series C Preferred Stock has a stated value of $1,000 per share. The shares of Series C Preferred Stock are convertible into shares of the Company's common stock at the option of the holders, at any time after issuance until such shares of Series C Preferred Stock are manditorily converted or redeemed by the Company, under certain conditions.

             As of August 22, 2003, there were no Series C Preferred Stock outstanding. All of the 1,230 shares of Series C preferred stock have been converted into an aggregate of 25,267,242 shares of common stock. As of August 22, 2003, all 723,436 warrants issued in connection with the purchase of the Series C Preferred Stock remain outstanding and none have been exercised.


12% SENIOR SECURED CONVERTIBLE DEBENTURE

                 Pursuant to a share purchase agreement dated December 5, 2002, the Company entered into an agreement (the "12% Senior Secured Convertible Debenture Agreement"), with a syndicate of investors for debentures of up to $3,000,000. The first debenture of $800,000 was purchased together with 50,285,714 warrants on closing. The debenture will become due twelve months from the date of issuance. The investors will have the right to acquire up to $800,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until December 5, 2009 at a purchase price of $.0175 per share. The Company is required to pay interest to the debenture holder on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On July 22, 2003, 12,571,428 of these warrants were repriced from $.0175 to $.00137 per share.

                   On December 18, 2002, the Company entered into a share purchase agreement with Tazbaz Holdings Limited for the issuance and sale by the Company of a $100,000 principal amount Convertible Debenture and 5,625,000 warrants to purchase shares of the Company's common stock. The debenture will become due twelve months from the date of issuance. Tazbaz Holdings Limited will have the right to acquire up to $100,000 worth of our common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until December 18, 2009 at a purchase price of $.0175 per share. The Company is required to pay interest to Tazbaz Holdings Limited on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock.

                  During the six months ended June 30, 2003, the company sold an additional $1,450,000 in convertible debentures along with 194,063,656 warrants. The debentures will become due twelve months from the date of issuance. The investors will have the right to acquire up to $1,450,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at purchase prices ranging from $.0175 to $.00137 per share. The Company is required to pay interest to the debenture holder on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On June 30, 2003, 45,714,286 of these warrants were repriced from $.0175 to $.00875 per share. On July 22, 2003, 22,857,143 of these warrants were repriced from $.0175 to $.00137 per share.

             As of August 22, 2003, if the outstanding debentures of $1,582,800 were to be converted and all common stock warrants were to be exercised we would be obligated to issue approximately 1,563,261,777 shares of our common stock.

COMMON STOCK PURCHASE WARRANTS

             There are outstanding warrants to purchase an aggregate of 387,439,931 shares of the Company's common stock as follows:

         475,000 of the warrants are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share;

         250,000 of the warrants are exercisable at any time and in any amount until April 16, 2005 at a purchase price of $3.71 per share;

         500,000 of the warrants are exercisable at any time and in any amount until March 15, 2005 at a purchase price of $3.25 per share;

         100,000 of the warrants are exercisable at any time and in any amount until June 1, 2004 at a purchase price of $3.25 per share;

         225,000 of the warrants are exercisable at any time and in any amount until July 6, 2005 at a purchase price of $3.25 per share;

         532,534 of the warrants are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $2.4614 per share;

         230,693 of the warrants are exercisable at any time and in any amount until August 22, 2005 at a purchase price of $1.00 per share;

         100,000 of the warrants are exercisable at any time and in any amount until January 20, 2006 at $1.50 per share;

         663,484 of the warrants are exercisable at any time and in any amount until April 18, 2006 at a purchase price of $.5445 per share,

         100,000 of the warrants are exercisable at any time and in any amount until April 4, 2003 at a purchase price of $.17 per share;

         100,000 of the warrants are exercisable at any time and in any amount until April 4, 2004 at a purchase price of $.17 per share;

         10,600,000 of the warrants are exercisable at any time and in any amount until September 30, 2009 at a purchase price of $.025 per share;

         12,571,428 of the warrants are exercisable at any time and in any amount until December 5, 2009 at a purchase price of $.00137 per share;

         37,714,285 of the warrants are exercisable at any time and in any amount until December 5, 2009 at a purchase price of $.0175 per share;

         5,625,000 of the warrants are exercisable at any time and in any amount until December 17, 2009 at a purchase price of $.00137 per share;

         10,000,000 of the warrants are exercisable at any time and in any amount until January 21, 2010 at a purchase price of $.0175 per share;

         45,714,286 of the warrants are exercisable at any time and in any amount until February 14, 2010 at a purchase price of $.00875 per share;

         22,857,143 of the warrants are exercisable at any time and in any amount until February 14, 2010 at a purchase price of $.00137 per share;

         5,714,286 of the warrants are exercisable at any time and in any amount until March 14, 2010 at a purchase price of $.0175 per share;

         12,857,143 of the warrants are exercisable at any time and in any amount until April 8, 2010 at a purchase price of $.0175 per share;

         5,714,286 of the warrants are exercisable at any time and in any amount until May 2, 2010 at a purchase price of $.0175 per share;

         2,285,714 of the warrants are exercisable at any time and in any amount until May 8, 2010 at a purchase price of $.0175 per share;

         3,428,571 of the warrants are exercisable at any time and in any amount until May 29, 2010 at a purchase price of $.0175 per share;

         85,492,228 of the warrants are exercisable at any time and in any amount until June 30, 2010 at a purchase price of $.00137 per share;

         2,857,142 of the warrants are exercisable at any time and in any amount until July 17, 2010 at a purchase price of $.0175 per share; and,

         120,731,708 of the warrants are exercisable at any time and in any amount until July 22, 2010 at a purchase price of $.00137 per share.

            The Company may call any unexercised portion of 963,239 of the 387,439,931 warrants and require their exercise as follows if the Company's common stock, as reported on the Over-the-Counter Bulletin Board, closes above the bid price indicated for any ten consecutive business days: (i) 1/3 of such unexercised warrants at $6.00 per share, (ii) 1/3 of such unexercised warrants at $7.50 per share; and (iii) 1/3 of such unexercised warrants at $9.00 per share.

             Warrant-holders are not entitled, by virtue of being warrant-holders, to receive dividends, to vote at or receive notice of any meeting of shareholders or to exercise any other rights whatsoever as shareholders. In order to receive one share of the Company's common stock a warrant-holder must surrender one warrant, accompanied by payment of the aggregate exercise price of the warrants to be exercised, which payment may be made, at the warrant-holder's election, in cash or by delivery of a cashiers or certified check or any combination of the foregoing. Upon receipt of duly executed warrants and payment of the exercise price, the Company will issue and cause to be delivered to warrant-holders certificates representing the number of shares of common stock so purchased.

THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTITIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.

                                   PROPOSAL 1

TO ELECT THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ENSUING YEAR.

         Five directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of common stock present or represented at an annual meeting at which a quorum is present or represented.

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than one. The Company has paid directors fees for service on the Board of Directors by the issuance of options under the 1998 Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan and 2002 Stock Option Plan.

                            SHAREHOLDER VOTE REQUIRED

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY EACH OF THE FOLLOWING DIRECTOR NOMINEES:



                                                                     POSITION
NAME                         AGE      POSITION WITH THE COMPANY      HELD SINCE

Declan A. French             59       Chairman of the Board of         1994
                                      Directors, Chief Executive
                                      Officer and President

John Dunne                   63       Director                         1999

Arthur S. Marcus             37       Director                         2000

Lloyd MacLean                50       Director                         2003


         Set forth below is a biographical description of each of the Company's director nominees based on information supplied by each of them:

         DECLAN A. FRENCH has served as the Company's Chairman of the Board of Directors, Chief Executive Officer and President since its inception in February 1994. Prior to founding Thinkpath, Mr. French was President and Chief Executive Officer of TEC Partners Ltd., an information technology recruiting firm in Toronto, Canada. Mr. French has a diploma in Psychology and Philosophy from the University of St. Thomas in Rome, Italy.

              JOHN DUNNE has served on the Company's Board of Directors since June 1998. Mr. Dunne has served as Chairman and Chief Executive Officer of the Great Atlantic & Pacific Company of Canada, Ltd. since August 1997, where he also served as President and Chief Operating Officer from September 1996 until August 1997. From November 1995 until September 1996, Mr. Dunne was Chairman and Chief Executive Officer of Food Basics Ltd.

               ARTHUR S. MARCUS has served on the Company's Board of Directors since April 2000. Mr. Marcus is a partner at the New York law firm of Gersten, Savage, Kaplowitz, Wolf and Marcus, LLP, the Company's United States securities counsel. Mr. Marcus joined Gersten, Savage & Kaplowitz, LLP in 1991 and became a partner in 1996. Mr. Marcus specializes in the practice of United States Securities Law and has been involved in approximately 50 initial public offerings and numerous mergers and acquisitions. Mr. Marcus received a Juris Doctorate from Benjamin N. Cardozo School of Law in 1989.

                 LLOYD MACLEAN has served on the Company's Board of Directors since February 14, 2003. Mr. MacLean served as the Company's Chief Financial Officer and a Director from September 1997 until May 2000, at which time he departed to pursue other business opportunities. Mr. MacLean is the sole officer and director of Globe Capital Corporation. From 1996 to 1997, Mr. MacLean was Vice-President and Chief Financial Officer of ING Direct Bank of Canada. From 1994 until 1996, he was Vice-President and Chief Financial Officer of North American Trust, Inc., where he also served as a Vice President from 1990 until 1994. Mr. MacLean has an MBA from Harvard University and is a member of the Canadian Institute of Chartered Accountants.


COMMITTEES OF THE BOARD OF DIRECTORS

         In July 1998, the Company's Board of Directors formalized the creation of a Compensation Committee, which is currently comprised of John Dunne, Arthur
S. Marcus and Lloyd MacLean. The Compensation Committee has: (i) full power and authority to interpret the provisions of, and supervise the administration of, the Company's 1998 Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan and 2002 Stock Option Plan, as well as any stock option plans adopted in the future; and (ii) the authority to review all compensation matters relating to the Company. The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate the Company's employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the shares of our common stock will be used in order to make an employee's compensation consistent with shareholders' gains.

         It is expected that salaries will be set competitively relative to the information technology and engineering services and consulting industry and that individual experience and performance will be considered in setting such salaries.

         In July 1998, the Company's Board of Directors also formalized the creation of an Audit Committee, which currently consists of Lloyd MacLean and John Dunne. The Audit Committee is charged with reviewing the following matters and advising and consulting with the Company's entire Board of Directors with respect thereto: (i) the preparation of the Company's annual financial statements in collaboration with the Company's chartered accountants; (ii) annual review of the Company's financial statements and annual reports; and

(iii) all contracts between the Company and the Company's officers, directors and other of the Company's affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of our entire Board of Directors relating to the foregoing or other matters; however, the Company's senior management, recognizing their own fiduciary duty to the Company and the Company's shareholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

         The Company has established an Executive committee, comprised of certain of the Company's executive officers and key employees, which allows for the exchange of information on industry trends and promotes "best practices" among the Company's business units. Currently, the Executive Committee consists of Declan A. French, Kelly Hankinson, and Robert Trick.

         During the year ended December 31, 2002, the Board of Directors met five times on the following dates: March 7, 2002, April 15, 2002, May 17, 2002, August 28, 2002 and October 16, 2002, at which all of the directors were present; and acted by written consent in lieu of a meeting five times on the following dates: February 6, 2002, June 28, 2002, November 21, 2002, November 25, 2002 and December 11, 2002. During the year ended December 31, 2002, the Compensation Committee met on August 28, 2002, the Audit Committee met on April 15, 2002 and the Executive Committee met monthly.

BOARD AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002 with management and has received the written disclosures and the letter from Schwartz Levitsky Feldman llp, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Schwartz Levitsky Feldman llp the Company's audited financial statements for the fiscal year ended December 31, 2002, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Schwartz Levitsky Feldman llp and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The members of the Audit Committee are Lloyd MacLean and John Dunne. Each of the above named Audit Committee members is an independent director as defined by Rule 4200 (a)(14) of the National Association of Securities Dealers, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Board of Directors has a Compensation Committee comprised of John Dunne, Arthur S. Marcus and Lloyd MacLean. Each of John Dunne and Lloyd MacLean are independent pursuant to Rule 4200 (a)(14) of the National Association of Securities Dealers, Inc. Arthur Marcus is a partner in the Law Firm of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's outside U.S. securities counsel.

                            BOARD COMPENSATION REPORT

EXECUTIVE COMPENSATION POLICY

         Thinkpath's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. In order to meet these goals, Thinkpath's compensation policy for our executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, Thinkpath's compensation policy also contemplates performance-based cash bonuses. Thinkpath's compensation principles for the Chief Executive Officer are identical to those of Thinkpath's other executive officers.

         CASH COMPENSATION. In determining its recommendations for adjustments to officers' base salaries for Fiscal 2002, we focused primarily on the scope of each officer's responsibilities, each officer's contributions to Thinkpath's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, our assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of our financial position. In certain situations, relating primarily to the completion of important transactions or developments, we may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to Thinkpath of the transaction or development.

         EQUITY COMPENSATION. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in us with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. The Board believes that stock options in Thinkpath provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with us for the long term.

CHIEF EXECUTIVE OFFICER COMPENSATION

         As indicated above, the factors and criteria upon which the compensation of Declan French, our Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of Thinkpath. The Chief Executive Officer's individual contributions to Thinkpath include his leadership role in establishing and retaining a strong management team, developing and implementing our business plans and attracting investment capital to Thinkpath. In addition, we have reviewed compensation levels of chief executive officers at comparable companies within our industry.

Respectfully submitted:

By the Members of Thinkpath's Compensation Committee
John Dunne, Lloyd MacLean and Arthur Marcus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

             The Company's By-laws provide that the Company shall indemnify to the fullest extent permitted by Canadian law the Company's directors and officers (and former officers and directors). Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been the Company's officer or director if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the Company's best interests, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted, the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses, incurred or paid by one of the Company's directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who earned in excess of $100,000 during the year ended December 31, 2002:


SUMMARY COMPENSATION TABLE

Name and                                                        Restricted
Principal                               Annual                    Stock                               Other
Position                    Year        Salary        Bonus       Awards          Options/SARs     Compensation
--------                    ----        ------        -----       ------          ------------     -------------

Declan A. French            2002        150,000    100,000(1)       -0-                -0-               -0-
Chief Executive Officer     2001        150,000    100,000(1)       -0-                -0-               -0-
and Chairman of the Board   2000        100,000    750,000(1)       -0-             29,000               -0-

Laurie Bradley              2002        150,000(2)     -0-          -0-                -0-               -0-
President                   2001        150,000(2)     -0-          -0-                -0-               -0-
                            2000            -0-        -0-          -0-                -0-               -0-

Tony French,                2002        100,000        -0-          -0-                -0-               -0-
Executive Vice President    2001         94,500        -0-          -0-                -0-            25,000(3)
                            2000         94,500        -0-          -0-             75,000            47,000(3)

Kelly Hankinson             2002        100,000        -0-          -0-                -0-               -0-
Chief Financial Officer,    2001        100,000        -0-          -0-                -0-               -0-
                            2000         75,000        -0-          -0-            100,000               -0-


(1) This reflects the dollar value of 588,235 shares of common stock issued to Mr. French in lieu of cash bonuses for the fiscal year 2001 and 1,200,000 shares for the fiscal years of 1999 and 2000 pursuant to his employment agreement. [WHAT ABOUT DESCRIPTION OF BONUS FOR 2002]

(2) This reflects salary paid pursuant to Ms. Bradley's employment agreement which was terminated in January 2003.

(3) This reflects commissions paid pursuant to Mr. French's employment agreement. Mr. French's employment agreement was terminated in June 2003, pursuant to the sale of the Company's IT Recruitment division.


EMPLOYMENT AGREEMENTS

               The Company has entered into an employment agreement with Declan
A. French whereby he will serve as Chairman of the Board, Chief Executive Officer and President for a period of two years commencing on November 28, 2001. Mr. French shall be paid a base salary of $150,000 and a bonus to be determined by the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) as a percentage of annual gross revenue with a minimum guaranteed bonus of $100,000. The bonus will be paid in cash or shares at the Company's discretion. In April 2002, the Company issued 588,235 shares of its common stock to Mr. French as payment in full for the bonus due for the fiscal year 2001. In February 2001, the Company issued 1,200,000 shares of its common stock as payment in full for the bonuses due to Mr. French for the fiscal years of 1999 and 2000 pursuant to the terms of his previous employment agreement. In January 2003, the Company issued an aggregate of 12,427,535 shares of its common stock to Mr. French for extinguishment of certain indebtedness of the company to Mr. French pursuant to the amendment to his employment agreement dated January 27, 2003. Mr. French continues to serve as Chairman, Chief Executive Officer and President.

         On January 29, 2001, the Company entered into an employment agreement with Laurie Bradley whereby she served as President. Ms. Bradley was paid an annual salary of $150,000 and a bonus based on performance. The employment agreement was for an indeterminate period of time. Ms. Bradley's agreement was terminated in January 2003.

         On March 1, 2001, the Company entered into an employment agreement with Tony French whereby he serve d as Executive Vice President. Mr. French was paid an annual salary of $100,000 and a performance bonus. The employment agreement was for an indeterminate period of time. Mr. French's agreement was terminated in June 2003, pursuant to the sale of the Company's IT Recruitment division.

         On March 1, 2001, the Company entered into an employment agreement with Kelly Hankinson whereby she will serve as Chief Financial Officer. Ms. Hankinson shall be paid an annual salary of $100,000. The employment agreement is for an indeterminate period of time. In the event Ms. Hankinson is terminated for any reason, including but not limited to, the acquisition of Thinkpath, Ms. Hankinson shall be entitled to a severance payment equal to one year's salary.

         No other officer or director has an employment contract with us.


COMPENSATION OF DIRECTORS

         Effective August 28, 2002, each non-employee member of the Company's Board of Directors shall receive the following annual compensation in consideration for services rendered as a director: (i) 5 year option to purchase up to 50,000 shares of our common stock exercisable at a price equal to fair market value of our common stock as of the date of grant; (ii) a cash amount of $4,000 per annum, paid on a quarterly basis; and, (iii) reimbursement of reasonable and ordinary expenses in connection with such member's attendance at Board or committee meetings. To date, the Company has not made any such payments to its outside directors.

         Directors who receive a salary from the company shall not be entitled to receive any additional compensation for their services as a member of the Company's Board of Directors.

         Board of Directors and shareholders have adopted the 1998 Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan, and 2002 Stock Option Plan, pursuant to which options have been or may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company.


OPTIONS, WARRANTS OR RIGHTS

         On August 19, 1999, Declan A. French was issued an option to purchase 100,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Chairman of the Board and Chief Executive Officer. The option is immediately exercisable and expires on August 19, 2004.

         On August 19, 1999, Tony French was issued an option to purchase 50,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as an employee. The option is immediately exercisable and expires on August 19, 2004.

         On August 19, 1999, John R. Wilson was issued an option to purchase 20,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as President of Systemsearch Consulting Services Inc. The option is immediately exercisable and expires on August 19, 2004.

         On August 19, 1999, Kelly Hankinson was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in her capacity as Vice President, Finance and Administration and Group Controller. The option is immediately exercisable and expires on August 19, 2004.

         On August 19, 1999, Arthur S. Marcus was issued an option to purchase 2,500 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services legal services rendered to the Company. The option expires on August 19, 2004.

         On January 1, 2000, Roger W. Walters was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $3.25 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option was immediately exercisable and expired on December 31, 2000. Such option was never exercised by Mr. Walters.

         On March 22, 2000, Declan A. French was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Chairman of the Board and Chief Executive Officer. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Thomas E. Shoup, the Company's former President and Chief Operating Officer, was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. and in consideration services rendered to the Company in his capacity as President and Chief Operating Officer. The option was to vest at a rate of 1,333 shares of common stock per year and was to be fully vested on March 22, 2003. The option was to expire on March 22, 2005. Such option terminated on December 22, 2000, the effective date of Mr. Shoup's resignation as an officer of the Company.

         On March 22, 2000, Tony French was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Executive Vice President. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Kelly Hankinson was issued an option to purchase 3,500 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in her capacity as Vice President, Finance and Administration and Group Controller. The option shall vest at a rate of 1,167 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, Roger W. Walters was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Executive Vice President of US Operations and as a Director. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, John R. Wilson was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as President of Systemsearch Consulting Services Inc. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, John A. Irwin was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as President of International Career Specialists Ltd. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, William J. Neil, a former director, was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as a director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, John Dunne was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 22, 2000, James Reddy, a former director, was issued an option to purchase 10,000 shares of the Company's common stock at an exercise price of $3.19 per share. The option was issued in consideration for services rendered to the Company in his capacity as Director. The option shall vest at a rate of 3,333 shares of common stock per year and shall be fully vested on March 22, 2003. The option expires on March 22, 2005.

         On March 31, 2000, Roger W. Walters was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $2.75 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option was immediately exercisable and expired on December 31, 2000. Such option was never exercised by Mr. Walters.

         On May 9, 2000, Marilyn Sinclair, a former officer and director, was issued an option to purchase 4,000 shares of the Company's common stock at an exercise price of $3.25 per share. The option was issued in consideration for services rendered to the Company in her capacity as Vice President and President, Object Arts Inc. The option shall vest at a rate of 1,333 shares of common stock per year and shall be fully vested on May 9, 2003. The option expires on May 9, 2005

         On June 30, 2000, Roger W. Walters was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $3.00 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option was immediately exercisable and expired on December 31, 2000. Such option was never exercised by Mr. Walters.

         On September 30, 2000, Roger W. Walters was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $2.12 per share. The option was issued in connection with the Company's acquisition of Cad Cam, Inc. The option was immediately exercisable and expired on December 31, 2000. Such option was never exercised by Mr. Walters.

         On December 26, 2000, Declan A. French was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. Such option expires on December 26, 2005. The option was issued in consideration for services rendered to the Company in his capacity as Chairman of the Board. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005

         On December 26, 2000, Kelly Hankinson was issued an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.70 per share. The option was issued in consideration for services rendered to the Company in her capacity as director. Such option expires on December 26, 2005.

         On December 26, 2000, John Dunne was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. Such option expires on December 26, 2005. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005

         On December 26, 2000, Arthur S. Marcus was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. Such option expires on December 26, 2005. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005.

         On December 26, 2000, Ronan McGrath was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. Such option expires on December 26, 2005. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005.

         On December 26, 2000, Mike Reid was issued an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.70 per share. Such option expires on December 26, 2005.

         On December 26, 2000, Joel Schoenfeld was issued an option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70 per share. Such option expires on December 26, 2005. The option was issued in consideration for services rendered to the Company in his capacity as director. The option shall vest at a rate of 8,333 shares of common stock per year and shall be fully vested on December 26, 2003. The option expires on December 26, 2005.

         On March 14, 2001, the Company repriced 100,000 options belonging to Roger W. Walters to $1.00 per share in consideration of debt forgiveness of $75,000 and restructuring of debt totaling $250,000 on the notes payable to Mr. Walters in connection with the Company's purchase of Cad Cam, Inc. The options shall be exercisable during the period April 1, 2001 to April 4, 2004.

             No options were issued to any of the Company's officers or directors during 2002.

                 INTERESTS OF MANAGEMENT IN CERTAIN TRANSACTIONS

         In November 1998, the Company purchased certain assets of Southport Consulting, Inc. from Michael Carrazza, one of the Company's former directors, for an aggregate of $250,000.00 in cash and shares of the Company's common stock. In February 2001, Mr. Carrazza instituted an action against the Company in the Supreme Court of the State of New York alleging breach of contract and unjust enrichment and seeking at least $250,000 in damages. Specifically, Mr. Carrazza claimed that the Company failed to deliver cash or stock under an asset purchase agreement, and that he was entitled to recovery of his attorney's fees. The Company filed a counterclaim against Mr. Carrazza, seeking $162,000 in damages, plus punitive damages and attorneys' fees, on the ground that Mr. Carrazza, as then president and sole stockholder of Southport Consulting Co., fraudulently induced the Company into executing the asset purchase agreement by misrepresenting the value of the assets being purchased. After the commencement of discovery, Mr. Carrazza filed a motion for summary judgment, which was granted in his favor in the sum of $264,602. On October 21, 2002, the Company entered into a settlement agreement with Michael Carrazza, in the sum of $330,000 to be paid $50,000 on October 31, 2002 and $17,500 per month thereafter until paid in full, bearing interest at 9% per annum.

         In September 1999, the Company completed the acquisition of all the issued and outstanding capital stock of Cad Cam, Inc. for $2,000,000 in cash, $2,500,000 pursuant to a promissory note and the issuance of $1,500,000 worth of shares of the Company's common stock to Roger W. Walters, Cad Cam, Inc.'s former president. As part of the transaction, Mr. Walters was elected to serve on the Company's Board of Directors. The share purchase agreement was executed on January 1, 1999 and the transaction was effective as of September 16, 1999. Mr. Rogers was not affiliated with the Company prior to the acquisition.

         On January 1, 2000, the share purchase agreement by and among the Company, Cad Cam, Inc., and Roger W. Walters was amended. Pursuant to the amendment, the parties agreed that $1,000,000 of the $2,000,000 cash payment to be made to Mr. Walters was to be paid in 4 equal quarterly payments of $250,000 commencing on January 1, 2000. In consideration for accepting the cash payment in installments, the Company issued Mr. Walters options to purchase an aggregate of 100,000 shares of common stock at an exercise prices ranging from $2.12 to $3.25 per share, which options expired on December 31, 2000. On March 14, 2001, the Company repriced such options belonging to Roger W. Walters to an exercise price of $1.00 per share in consideration of debt forgiveness of $75,000 and restructuring of debt totaling $250,000 on the notes payable to Mr. Walters in connection with the Company's purchase of Cad Cam, Inc. In addition, the term of such option was extended to April 4, 2004.

              In September 2001, the note payable to Rogers Walters was further amended whereby the principal was reduced from $1,200,000 to $750,000 in consideration of capital stock of $450,000 or 1,756,655 shares. In addition, all principal payments were postponed until January 1, 2003, at which time, the Company was to pay $12,500 per month plus interest at 4.5% until December 31, 2006. The balance of $150,000 was to be due on December 31, 2006.

          On August 1, 2002, the Company further restructured its note payable to Roger Walters, reducing the principal from $675,000 to $240,000 in consideration of the issuance of 1,000,000 shares of its common stock. The company agreed to issue and register the shares upon obtaining shareholder approval of an amendment to its Articles of Incorporation increasing its authorized capital stock. Principal payments of $4,000 were to be made monthly beginning September 1, 2002 until August 1, 2007. This loan is non-interest bearing.

          In addition, the Company agreed to price protection on the 1,756,655 shares that were issued to Mr. Walters in January 2002. In the event that the bid price is less than $.27 per share when Mr. Walters seeks to sell his shares in an open market transaction, the Company will be obligated to issue additional shares of unregistered common stock with a value equal to the difference between $.27 per share and the closing bid price to a floor of $.14 per share. Pursuant to this agreement, the Company issued Mr. Walters 1,631,185 shares of our common stock in December 2002.

           The price of the shares at the time of conversion of Mr. Walter's debt on August 1, 2002 was 0.0942, representing approximately $340,800 in debt forgiveness. In accordance with FAS 15, the gain was measured by the excess of the carrying amount of the note payable settled less accrued interest, finance charges or other debt obligations. On December 5, 2002, the shares were issued to Roger Walters and the Company debited liabilities payable in capital stock and credited capital stock in the amount of $247,858 and debt forgiveness in the amount of $187,142.

          The loan is subordinated to Morrison Financial Services Limited and the 12% Senior Secured Convertible Debenture holders. The Company has not made any principal payments to Mr. Walters since December 2002 and is currently in default of the loan agreement. In the event of default, the principal balance will bear interest at 12% per annum until payment is made.

         On April 1, 2000, the Company completed the acquisition of all of the issued and outstanding capital stock of Micro Tech Professionals, Inc., a Massachusetts corporation in consideration of up to an aggregate of $4,500,000 in a combination of cash, notes payable and shares of our common stock, subject to specific performance criteria be met. On April 25, 2000, the Company paid to Denise Dunne-Fushi, the sole shareholder of Micro Tech Professionals, Inc., $2,500,000 of the aggregate of $4,500,000, which was paid in accordance with the following schedule: (i) $1,250,000 in cash; (ii) the issuance of a $750,000 principal amount unsecured promissory note; and (iii) the issuance of 133,333 shares of the Company's common stock. As part of the transaction, the Company entered into an employment agreement with Mrs. Dunne-Fushi, the former President of Micro Tech Professionals, Inc. Such employment agreement was for a term of one year commencing on April 25, 2000, the effective date of the acquisition, with an annual salary of $125,000 per year and a bonus of $25,000. Mrs. Dunne-Fushi was not affiliated with the Company prior to the acquisition.

           On August 1, 2002, the Company restructured its note payable to Denise Dunne-Fushi, reducing the principal from $1,740,536 to $600,000 in consideration of the issuance of 4,000,000 shares of its common stock. In addition a prior debt conversion of $225,000 that was to be paid in capital was forgiven. The Company agreed to issue and register the shares upon obtaining shareholder approval of an amendment to our Articles of Incorporation increasing its authorized capital stock. Principal payments of $10,000 per month were to begin November 1, 2002 bearing 5% interest until October 1, 2007. In addition, the Company agreed to cover the monthly expense associated with Ms. Dunne-Fushi's family health benefits and vehicle lease for a period of four years.

          The price of the shares at the time of conversion was 0.0942, representing approximately $763,763 in debt forgiveness. In accordance with FAS 15, the gain was measured by the excess of the carrying amount of the note payable settled less accrued interest, benefits and car lease payments as per the settlement agreement. On December 5, 2002, the shares were issued to Denise Dunne and the Company debited liabilities payable in capital stock and credited capital stock in the amount of $475,787 and debt forgiveness in the amount of $889,749.

          The loan is secured under a general security agreement but is subordinated to Morrison Financial Services Limited and the 12% Senior Secured Convertible Debenture holders. The Company has not made any principal payments to Ms. Dunne-Fushi since December 2002 and is currently in default of the loan agreement. In the event of default, Ms. Dunne-Fushi has the option of enforcing the security she holds.

               During the fiscal year ended December 31, 2002, the Company paid to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's United States legal counsel, approximately $113,000 and issued 158,635 shares of common stock in consideration for legal services rendered. Arthur S. Marcus, one of the Company's directors, is a partner of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP. The 158,635 shares issued were pursuant to an agreement regarding prior share issuances that in the event that our stock traded below $0.10 for ten consecutive trading days or more, the Company would issue shares for the differential.

             During the fiscal year ended December 31, 2002, the Company issued 100,336 shares of common stock to Katherine Seto Evans, a former director, in consideration for financial and accounting advisory services rendered.

               On November 1, 2002, the Company entered into a series of agreements with Thinkpath Training LLC, a New York company, for the sale of certain assets of its New York training division for a nominal amount of cash and the assumption of all prepaid training liabilities. As part of the transaction, Thinkpath Training LLC assumed the New York training staff, some assets and is subletting the classroom facilities. The owner of Thinkpath Training LLC, is the daughter of Declan French, the Company's Chief Executive Officer and President. As a result of this transaction, included in the Accounts Receivable at December 31, 2002, is an amount of approximately $13,351 due to the Company by Thinkpath Training LLC.

            All future transactions between the Company and the Company's officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties. In the event that the Company's enters into future affiliated transactions, they will be approved by the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's counsel or independent legal counsel.

                                 PROPOSAL NO. 2

         RATIFICATION OF APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP,
          CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

Subject to ratification by the shareholders, the Board of Directors appointed Schwartz Levitsky Feldman LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2003.

AUDIT FEES. The Company engaged Schwartz Levitsky Feldman as its independent accountants in 1999. In connection with the audit of the Company's annual financial statements for fiscal year ended December 31, 2002, Schwartz Levitsky Feldman billed the Company approximately $60,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES. The aggregate fees billed by Schwartz Levitsky Feldman for professional services rendered during fiscal year 2002 relating to the review of the Company's tax returns, consultations on accounting standards and other miscellaneous services was $100,000.

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Schwartz Levitsky Feldman's independence.

A representative of Schwartz Levitsky Feldman is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

                            STOCKHOLDER VOTE REQUIRED

         Ratification of the appointment of Schwartz Levitsky Feldman as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 PROPOSAL NO. 3

                  RATIFICATION OF THE ADOPTION OF THE COMPANY'S
                             2003 STOCK OPTION PLAN

         At the Annual Meeting a vote will be taken on a proposal to ratify the adoption of the Company's 2003 Stock Option Plan (the "2003 Stock Option Plan"), which contains 20,000,000 shares of common stock underlying stock options available for grant thereunder. The 2003 Stock Option Plan was adopted by the Board of Directors on August 20, 2003. A COPY OF THE 2003 STOCK OPTION PLAN IS ATTACHED HERETO AS EXHIBIT A. As of the date of this Proxy, no options to purchase shares of the Company's common stock have been granted to the Company's employees, directors and outside consultants under the 2003 Stock Option Plan.

                          DESCRIPTION OF THE 2003 PLAN

         The 2003 Stock Option Plan will be administered by the Company's Compensation Committee, which will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of the Company's common stock issuable upon the exercise of the options and the option exercise price

         The 2003 Stock Option Plan is effective for a period for ten years, expiring in 2013. Options to acquire 20,000,000 shares of the Company's common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide the Company with their skills and expertise. The 2003 Stock Option Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2003 Stock Option Plan may be exercisable for up to ten years, generally require a minimum three-year vesting period, and shall be at an exercise price all as determined by the Company's Compensation Committee provided that, the exercise price of any options may not be less than the fair market value of the shares of the Company's common stock on the date of the grant. Options are non-transferable, and are exercisable only by the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death.

         If: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity; (iii) the Company is to be dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors (each such event is referred to herein as a "Corporate Change"); no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) 30 days after a change of control of the type described in clause (iv), the Company's Compensation Committee, acting in its sole discretion without the consent or approval of any optionee, shall act to effect 1 or more of the following alternatives, which may vary among individual optionees and which may vary among options held by any individual optionee: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Company's Compensation Committee, after which specified date all unexercised options and all rights of optionees thereunder shall terminate; (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding Options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the 2003 Stock Option
Plan) as of a date before or after such Corporate Change, specified by the Company's Compensation Committee, in which event the Company's Compensation Committee shall thereupon cancel such options and the Company shall pay to each optionee an certain amount of cash per share; (3) make such adjustments to options then outstanding as the Company's Compensation Committee deems appropriate to reflect such Corporate Change (provided, however, that the Company's Compensation Committee may determine in its sole discretion that no adjustment is necessary to options then outstanding); or (4) provide that the number and class of shares covered by an option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares or other securities or property (including, without limitation, cash) to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets, and dissolution, the optionee had been the holder of record of the number of shares of common stock then covered by such option.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant 90 days to exercise the option, except for termination for cause, which results in immediate termination of the option.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 2003 Stock Option Plan, subject to applicable securities regulation.

         The 2003 Stock Option Plan may be terminated or amended at any time by the Company's Board of Directors, except that the number of shares of the Company's common stock reserved for issuance upon the exercise of options granted under the 2003 Stock Option Plan may not be increased without the consent of the Company's shareholders.

                            SHAREHOLDER VOTE REQUIRED

             Approval of the Company's 2003 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 2003 STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

TO VOTE UPON THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FROM 800,000,000 TO AN UNLIMITED NUMBER OF SHARES.

             The Board has adopted a resolution unanimously approving and recommending to the Company's shareholders for their approval an amendment to the Company's Articles of Incorporation to provide for an increase in the authorized number of shares of common stock from 800,000,000 to an unlimited number of shares. IN THE FORM OF A SPECIAL RESOLUTION ATTACHED HERETO AS EXHIBIT B.

              As of August 22, 2003, there were 556,001,668 shares issued and outstanding shares of common stock excluding: (i) 8,370,000 shares issuable upon the exercise of options issued under the Company's 1998, 2000, 2001 and 2002 Stock Option Plans; (ii) 387,439,931 shares of common stock underlying warrants issued in private transactions with exercise prices ranging between $0.00137 and $3.71; (iii) up to approximately 1,189,698,557 shares of common stock issuable upon the conversion of principal and interest on the 12% Senior Secured Convertible Debenture.

             The Board of Directors believes the increase in the authorized number of shares of common stock is in the best interests of the Company to have them available for, among other things, the possible issuance in connection with future acquisitions or financing activities. In addition, it is necessary to authorize such shares to have them available: (i) for issuance upon the conversion of the outstanding shares of the 12% Senior Secured Convertible Debenture; (ii) for issuance upon the exercise of the issued and outstanding warrants; and, (iii) for issuance upon the exercise of the issued and outstanding options. In addition, the additional shares of common stock would be available for any proper corporate purpose including, without limitation, the issuance in private or public sales as a means of raising working capital, as consideration to be paid by the Company for the acquisition of other businesses and properties, the issuance of stock splits or dividends and the implementation of employee benefit plans.

         The additional shares of common stock could be issued for any proper corporate purpose by the Board of Directors at any time without further shareholder approval and subject to applicable laws . Except as described above, further authorization from the Company's shareholders will not be solicited prior to the issuance of common stock. The voting and equity ownership rights of the Company's shareholders will be diluted by such issuances. Shareholders will not have preemptive rights to subscribe for shares of common stock, unless the Company grants such rights at the time of issue. Except as contemplated herein, the Company currently has no plans or proposals to issue any of the additional shares of common stock.

         The Board of Directors is required to make any determination to issue shares of common stock based on its judgment as to the best interests of the Company. Except as contemplated herein, the Company's Board of Directors has no present intention of issuing additional shares of common stock. When in the judgment of the Board of Directors such use would be in the best interest of the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. The issuance of new shares of common stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and/or voting power of the common stock.

                            SHAREHOLDER VOTE REQUIRED

             The ratification of the proposal to amend the Company's Articles of Incorporation to increase the authorized number of the shares of the Company's common stock from 800,000,000 to an unlimited number of shares will require the affirmative vote of 2/3 of the shares of common stock in person or represented by proxy at the Meeting and entitled to vote on the change of the corporate name. If 2/3 of the shares of common stock present in person or represented by proxy at the Meeting vote in favor of amending the Company's Articles of Incorporation to increase the authorized number of shares of the Company's common stock from 800,000,000 to an unlimited number of shares, the Company will file with the Minister of Consumer and Business Services for the Province of Ontario articles of amendment to effect such increase in the authorized shares of the Company's common stock.

                   In the event the Company is unable to amend its Articles of Incorporation to increase the authorized number of shares, it will be unable to meet certain debt settlement obligations, the conversion of outstanding shares of the 12% Senior Secured Convertible Debentures and the exercise of outstanding warrants and options, which would have a materially adverse effect on the Company's operations and financial condition.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FROM 800,000,000 TO AN UNLIMITED NUMBER OF SHARES.

                             SECTION 16(A) REPORTING

            Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding 10% or more of the Company's common stock must report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 2002, the Company believes all reports required to be filed under Section 16(a) were filed on a timely basis.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting, which will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy with his or her or its best judgement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              SHAREHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of shareholders, shareholder proposals must be received by the Company on or before January 24, 2004.

                                    FORM 10-K

         A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission is available to shareholders free of charge by writing to:

                               Thinkpath Inc.
                               201 Westcreek Boulevard
                               Brampton, Ontario
                               Canada, L6T 5S6
                               Attention: Corporate Secretary

                              FINANCIAL STATEMENTS

         The Company's audited consolidated financial statements for the fiscal year ended December 31, 2002 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in the Company's Form 10-K and are incorporated by herein by reference.

         By order of the Board of Directors, August 22, 2003
         /s/ Declan A. French
         Chairman of the Board of Directors

                                                                       EXHIBIT A

                                 THINKPATH INC.
                             2003 STOCK OPTION PLAN

I.       PURPOSE OF THE PLAN
         The THINKPATH INC. 2003 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of THINKPATH INC., an Ontario corporation (the "Company"), and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain service providers ("Optionees") the option ("Option") to purchase common shares of the Company ("Shares"), as hereinafter set forth.

         Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options which do not constitute Incentive Stock Options.

II.      ADMINISTRATION

         (a) The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the United States Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

         (b) The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

(c) The provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of Ontario

III.      OPTION AGREEMENTS

         (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or Shares or a combination of cash and Shares equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided that, except as provided in subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) having a fair market value equal to such option price.

         (b) For all purposes under the Plan, the fair market value of a Share on a particular date shall be equal to the mean of the high and low sales prices of the Shares (i) reported by the Over-the-Counter Bulletin Board on that date or (ii) if the Shares are listed or quoted on a national stock exchange or quotation system, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Shares are so reported. If the Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Shares on the most recent date on which the Shares were publicly traded. In the event the Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (c) Each Option and all rights granted thereunder shall not be transferable and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

         (d) The Committee shall have the discretion to determine a vesting schedule for any Option granted under the Plan. Unless otherwise determined by the Committee, Options granted under the Plan shall vest at a rate of 1/3 per year over three years and be exercisable prior to the day following the first anniversary of the date on which the Options concerned are granted.

         (e) The expiry date of an Option (the "Expiry Date") shall be the earlier of the date fixed by the Committee, as set forth in the individual Option Agreement, and the date established, if applicable, in clauses (i) to
(iii) below, provided that such date shall not be later than the tenth anniversary of the date on which the Option is granted.

         (i) If an Optionee ceases affiliation with the Company or an affiliate by reason of death, permanent disability or retirement at or after age 65, the Expiry Date shall be the first anniversary of the occurrence.

         (ii) If an Optionee ceases affiliation with the Company or an affiliate for any other reason (other than termination of his or her employment or other service for cause), the Expiry Date shall be the date that is 90 days following the occurrence.

        (iii) If an Optionee ceases affiliation with the Company or an affiliate upon the termination of his or her employment or other service for cause, then the Expiry Date shall be the date on which the Company or its affiliate gives notice to the Optionee of his or her termination.


IV.    ELIGIBILITY OF OPTIONEE

         (a) Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are directors (but not also employees) of the Company or any such parent or subsidiary corporation. Subject to required regulatory approvals, Options may also be granted to consultants, advisors and similar parties who provide their skills and expertise to the Company or its affiliates. Options may be granted to the same individual on more than one occasion.

         (b) No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds US$100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

         (c) The aggregate number of Shares reserved for issuance pursuant to Options granted to any one Optionee shall not exceed 5% of the number of Shares outstanding (on a non-diluted basis) at the time of such grant.

V.    SHARES SUBJECT TO THE PLAN

         (a) The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 20,000,000 Shares. Such shares may consist of authorized but unissued Shares or previously issued Shares reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3 and applicable Canadian securities legislation.

         (b) The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to Shares subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate share certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI.    OPTION PRICE

         The purchase price of Shares issued under each Option shall be determined by the Committee, but in no case shall such purchase price be less than the fair market value of the Shares subject to the Option on the date the Option is granted.

VII.     TERM OF PLAN

         The Plan, shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such shareholder approval. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

VIII.    RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are Shares as presently constituted, but, if and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure ( a "recapitalization"), the number and class of Shares covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of Shares then covered by such Option. If:

         (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity);

         (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity;

         (iii)    the Company is to be dissolved and liquidated;

         (iv)     any person or entity, including a "group" as contemplated by
                  Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or

         (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change");

no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual
Optionee:

         (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate;

         (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares;

         (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); or

         (4) provide that the number and class of shares covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets, and dissolution, the Optionee had been the holder of record of the number of Shares then covered by such Option.

         (d) For the purposes of clause (2) in subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:

         (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction;

         (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place; or

         (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.

In the event that the consideration offered to shareholders of the Company in any transaction described in this subparagraph (d) or in subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (e) Any adjustment provided for in subparagraphs (b) or (c) above shall be subject to any required shareholder action.

         (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted or the purchase price per share.

IX.     AMENDMENT OR TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee, and provided further that the Board may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan or change the class of individuals eligible to receive Options under the Plan without the approval of the shareholders of the Company.

X.    SECURITIES LAWS

         (a) The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of the Company's securities and to the listing requirements of any stock exchange or market on which the Shares may then be listed or quoted. The Company shall not be obligated to issue any Shares pursuant to any Option granted under the Plan at any time when the offering of the Shares covered by such Option has not been registered under the United States Securities Act of 1933 or otherwise qualified for distribution under such other U.S. state and federal and Canadian provincial laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from applicable prospectus and registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

         (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

         Additional Plan Provisions, if required:

                  In addition, until such time as the Plan has been approved by a majority of the votes cast at a meeting of shareholders (other than votes attaching to securities beneficially owned by (A) an insider (within the meaning of the SECURITIES ACT (Ontario)) of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company, and (B) an associate (within the meaning of the SECURITIES ACT (Ontario)) of any person who is an insider by virtue of (A) above (such persons herein referred to as "Insiders"):

         (i) the number of Shares reserved for issuance pursuant to Options granted to Insiders shall not exceed 10% of the number of Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance under any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more service providers, including a share purchase from treasury that is financially assisted by the Company by way of loan, guarantee or otherwise (a "Share Compensation Arrangement") over the preceding one-year period;

         (ii) the issuance to any one Insider and such Insider's Associates, within a one-year period, of Shares on the exercise of Options may not exceed 5% of the number of Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance under any other Share Compensation Arrangement over the preceding one-year period; and

         (iii) the issuance to all Insiders, within a one-year period, of Shares on the exercise of Options, may not exceed 10% of the number of Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Shares reserved for issuance under any other Share Compensation Arrangement over the preceding one-year period.

                                                                       EXHIBIT B

                     SPECIAL RESOLUTION OF THE SHAREHOLDERS

                                       OF

                                 THINKPATH INC.
                               (THE "CORPORATION")

RESOLVED THAT

                  RECITALS:
A.       The Articles of the Corporation be amended as follows:

     1. to change the authorized share capital of the Corporation by increasing the number of common shares that the Corporation is authorized to issue from 800,000,000 to an unlimited number of shares

B. any one officer or director of the Corporation is hereby authorized and directed on behalf of the Corporation to deliver Articles of Amendment, in duplicate, to the Director under the Business Corporations Act and to sign and execute all documents and to do all things necessary or advisable in connection with the foregoing; and

C. the board of directors of the Corporation is hereby authorized to revoke this special resolution without further approval of the shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act, of a certificate of amendment of articles in respect of the amendments referred to above.

                                                                       EXHIBIT C

GENERAL PROXY - ANNUAL MEETING OF SHAREHOLDERS OF THINKPATH.INC.

                  The undersigned hereby appoints Declan A. French, with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Thinkpath Inc. (the "Company"), to be held at the principal executive offices of the Company located at 201 Westcreek Boulevard, Brampton, Ontario, Canada on October 1, 2003 at 10:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated August 22, 2003 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THINKPATH INC.'S BOARD OF DIRECTORS.

1. To elect five directors to hold office for the term of one year:

                      Declan French                       Arthur Marcus
                      John Dunne                          Lloyd MacLean


                _____ FOR ALL NOMINESS             _____WITHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual director nominee, write that director nominee's name in the space provided below.



2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year:

                 _____ FOR          _____AGAINST      _____ABSTAIN

3.       To adopt the Company's 2003 Stock Option Plan:

                 _____ FOR          _____AGAINST      _____ABSTAIN

4. To vote upon the proposal to amend the Company's Articles of Incorporation to increase the authorized number of shares of the Company's common stock from 800,000,000 to an unlimited number of shares.

                 _____ FOR          _____AGAINST      _____ABSTAIN

5. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.




                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting and Special Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                 Date:                                , 2003
                                      --------------------------------



                                          (Print name of Shareholder)



                                          (Print name of Shareholder)



                                          Signature



                                          Signature


                                          Number of Shares